UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 2, 2009

HEMIWEDGE INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-30291	65-0735872
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1011 Beach Airport Road, Conroe, Texas	77301
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (936) 539-5770

SHUMATE INDUSTRIES, INC.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.03                      Amendment to Articles of Incorporation or Bylaws; Change in Fiscal, Year.

On February 11, 2009, we filed an amendment to our certificate of incorporation with the Delaware Secretary of State to change our name to “Hemiwedge Industries, Inc.”  This amendment was unanimously approved by our board of directors and by a majority of our stockholders at an August 6, 2008 special meeting of stockholders.

Nasdaq informed us that this corporate action will take effect at the start of business on February 19, 2009.  Our new symbol on this date will be “HWEG”

Section 8 - Other Events

Item 8.01 Other Events

On February 2, 2009, our wholly owed subsidiary, Hemiwedge Valve Corp. (“HVC”) entered into an agreement with Enertech, a division of Curtiss-Wright Flow Control pursuant to which HVC will provide the Hemiwedge® Cartridge valve product line in connection with new construction commercial nuclear power plants worldwide for Enertech customers.  Curtiss-Wright Flow Control is a subsidiary of Curtiss-Wright Corporation (NYSE: CW).  HVC has agreed to manufacture and supply Hemiwedge® Cartridge valves for Enertech and its customers in building nuclear power plants.  HVC will also provide product technical support during the sales process, quotation development, contract negotiation and during installation and start-up  In addition, Enertech will serve as the technical sales, marketing and applications engineering team for all HVC nuclear valve installations world wide.

Section 9 – Financial Statements and Exhibits

Item 9.01                      Financial Statements and Exhibits.

(c)         Exhibits.

3.1       Certificate of Amendment to Certificate of Incorporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEMIWEDGE INDUSTRIES, INC. (Registrant)

Date: February 18, 2009	By:	/s/ Matthew C. Flemming
Matthew C. Flemming, Chief Financial Officer, Treasurer, Secretary, and Executive Vice President